Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(42,854,612)
Unrealized Gain (Loss) on Market Value of Futures	65,752,223
Dividend Income	6,921
Interest Income	15,273
ETF Transaction Fees	16,000
Total Income (Loss)	$22,935,805

Expenses
General Partner Management Fees	$316,450
Brokerage Commissions	211,430
Professional Fees	122,070
SEC & FINRA Registration Expense	33,180
NYMEX License Fee	7,911
Prepaid Insurance Expense	5,420
Non-interested Directors' Fees and Expenses	3,875
Total Expenses	$700,336
Net Income (Loss)	$22,235,469

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/15	$616,312,976
Additions (13,000,000 Shares)	166,072,363
Withdrawals (8,200,000 Shares)	(108,101,436)
Net Income (Loss)	22,235,469

Net Asset Value End of Month	$696,519,372
Net Asset Value Per Share (51,266,476 Shares)	$13.59

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612